ANNUAL REPORT

	For the fiscal year ended March 31, 2000

	       DATRON SYSTEMS INCORPORATED
	      EMPLOYEE STOCK PURCHASE PLAN
		(Full title of the plan)

	       Datron Systems Incorporated
   3030 Enterprise Court, Vista, California 92083-8347
   (Name of issuer of the securities held pursuant to the plan and the address of its principal executive
			 office)

	       DATRON SYSTEMS INCORPORATED
	      EMPLOYEE STOCK PURCHASE PLAN

	      Index To Financial Statements



							    Page

Independent Auditors' Report                                 F-2

Financial Statements:

     Statements of Assets Available for Benefits             F-3

     Statements of Changes in Assets Available for Benefits  F-4

     Notes to Financial Statements                           F-5

Schedules:

     None

     All schedules are omitted because they are not applicable or the required information is shown in the Financial Statements or the notes thereto.

INDEPENDENT AUDITORS' REPORT

Datron Systems Incorporated
Employee Stock Purchase Plan

We have audited the accompanying statements of assets available for benefits of Datron Systems Incorporated
Employee Stock Purchase Plan (the "Plan") as of March
31, 2000 and 1999 and the related statements of changes in assets available for benefits for each of the two years in the period ended March 31, 2000 and the nine months ended March 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduced our audits in accordance with auditing standards generally accepted in the United States of America. Those standard require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the assets available for benefits of the Plan as of March 31, 2000 and 1999, and the changes in assets available for benefits for each of the two years in the period ended March 31, 2000 and the nine months ended March 31, 1998, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP

San Diego, California
May 25, 2000

	       DATRON SYSTEMS INCORPORATED
	      EMPLOYEE STOCK PURCHASE PLAN

       STATEMENTS OF ASSETS AVAILABLE FOR BENEFITS

                                					March 31, 2000   March 31, 1999

Cash                                       $26,938        $17,970

Participant contributions
   receivable                                  414          2,520

Assets available for benefits              $27,352        $20,490

See accompanying notes to financial statements.

	       DATRON SYSTEMS INCORPORATED
	      EMPLOYEE STOCK PURCHASE PLAN

               STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS

                          				 Year                Year            Nine Months
			                          	 Ended               Ended             Ended
			                        March 31, 2000     March 31, 1999      March 31, 1998

Participant contributions       $88,600            $84,161           $94,936

Benefits paid                   (77,694)           (74,294)          (44,911)

Cash disbursements to
  employees withdrawing
  from the plan                 (4,044)           (16,909)          (22,493)

Net increase (decrease)          $6,862            $(7,042)          $27,532

Assets available for benefits:

Beginning of period              20,490             27,532                 0

End of period                   $27,352            $20,490           $27,532

See accompanying notes to financial statements.


	       DATRON SYSTEMS INCORPORATED
	      EMPLOYEE STOCK PURCHASE PLAN

	      NOTES TO FINANCIAL STATEMENTS


Note 1.  Plan Description

     In August 1997, the stockholders of Datron Systems
Incorporated (the "Company") adopted, effective July 1,
1997, the Datron Systems Incorporated Employee Stock
Purchase Plan (the "Plan") under Section 423 of the
Internal Revenue Code. The Plan is intended to provide eligible employees with the opportunity to acquire an equity interest in the Company through the acquisition of stock purchase rights.

    Employees are eligible to participate in the Plan if they have been employed a minimum of five months and work at least 20 hours per week. Eligible employees may use funds from accumulated payroll deductions to purchase shares of Company common stock at the end of six-month offering periods. They may contribute up to 10% of gross earnings toward such purchases, not to exceed $12,500 per offering period, and may purchase a maximum of 1,000 shares per offering period. The purchase price for the shares is 85% of the lesser of the fair market value of the common stock at the beginning of the offering period or at the end of the offering period. Shares purchased must be held for a minimum of three months before they can be sold. A total of 200,000 shares has been authorized for issuance under the Plan.

  Common stock issued under the Plan is summarized as follows:

                      			  1999                 1998               1997
   Offering          Shares   Purchase   Shares   Purchase   Shares   Purchase
Period Ended         Issued     Price    Issued     Price    Issued   Price
June 30               7,713     $4.68     6,648     $5.74         -   -
December 31           6,698     $6.22     7,821     $4.62     6,126   $7.33
Total                14,411              14,469               6,126

Note 2.  Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Administrative Expenses of the Plan

All expenses incurred in the administration of the Plan are paid by the Company.

Contributions

Contributions to the Plan are made on a weekly basis as compensation is paid to participants.

Income Taxes

The Plan was established under Section 423 of the Internal Revenue Code and is, therefore, exempt from income taxes.

		       SIGNATURES


Pursuant to the requirements of the Securities Exchange
Act of 1934, the Compensation Committee of the Datron
Systems Incorporated Employee Stock Purchase Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

     DATRON SYSTEMS INCORPORATED
     EMPLOYEE STOCK PURCHASE PLAN

     By:   /s/ William L. Stephan             Date:  June 21, 2000
	    William L. Stephan
	    Datron Systems Incorporated
	    Employee Stock Purchase
	    Plan Compensation Committee